Miranda Hunter (Investor Contact):	(441) 405-2635;	investorrelations@axiscapital.com
Nichola Liboro (Media Contact):	(917) 705-4579;	nichola.liboro@axiscapital.com

AXIS CAPITAL REPORTS SECOND QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $143 MILLION, or $1.67 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $191 MILLION, or $2.23 PER DILUTED COMMON SHARE

For the second quarter of 2023, the Company reports:
•Annualized return on average common equity ("ROACE") of 12.9% and annualized operating ROACE of 17.2%
•Improvement of 1.9 points in the combined ratio to 91.5%
•Book value per diluted common share of $50.98, an increase of $0.67, or 1.3%, compared to March 31, 2023

For the six months ended June 30, 2023, the Company reports:
•Net income available to common shareholders of $316 million, or $3.68 per diluted common share and operating income of $391 million, or $4.56 per diluted common share
•Annualized return on average common equity ("ROACE") of 14.7% and annualized operating ROACE of 18.3%
•Improvement of 1.2 points in the combined ratio to 91.2%
•Book value per diluted common share of $50.98, an increase of $4.03, or 8.6%, compared to December 31, 2022

Pembroke, Bermuda, August 1, 2023 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the second quarter ended June 30, 2023.

Commenting on the second quarter 2023 financial results, Vince Tizzio, President and CEO of AXIS Capital said:

“AXIS delivered strong top- and bottom-line results in the quarter as we further positioned the Company as a specialty underwriting leader. Consistent with our strategic priorities, in the quarter we drove profitable growth across our target markets while generating record performance in numerous areas including the best second quarter premium production in our Company’s history, as well as both the best ever premium and new business production for our specialty insurance business.

"In the first half of 2023, we have accelerated the positive momentum in our performance while capitalizing on favorable market conditions across the vast majority of our lines and leveraging our global platform to elevate our business, culminating in the delivery of our strongest ever six-month operating income per share.

"We’re focused on advancing AXIS as a specialty underwriting leader that produces consistent growth in both profitability and book value for our shareholders.”
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Second Quarter Consolidated Results*

•Net income available to common shareholders for the second quarter of 2023 was $143 million, or $1.67 per diluted common share, compared to net income available to common shareholders of $27 million, or $0.32 per diluted common share, for the second quarter of 2022.
•Net income available to common shareholders for the six months ended June 30, 2023 was $316 million, or $3.68 per diluted common share, compared to net income available to common shareholders of $169 million, or $1.97 per diluted common share, for the same period in 2022.
•Operating income1 for the second quarter of 2023 was $191 million, or $2.23 per diluted common share1, compared to operating income of $149 million, or $1.74 per diluted common share, for the second quarter of 2022.
•Operating income for the six months ended June 30, 2023 was $391 million, or $4.56 per diluted common share, compared to operating income of $329 million, or $3.83 per diluted common share, for the same period in 2022.
•Fixed income portfolio book yield was 3.9% at June 30, 2023, compared to 2.4% at June 30, 2022. The market yield was 5.9% at June 30, 2023.
•Net investment income for the second quarter of 2023 was $137 million, compared to $92 million, for the second quarter of 2022, attributable to an increase in income from fixed maturities due to increased yields.
•Book value per diluted common share was $50.98 at June 30, 2023, an increase of $0.67, or 1.3%, compared to March 31, 2023, driven by net income, partially offset by net unrealized investment losses reported in accumulated other comprehensive income (loss), and common share dividends declared.
•Adjusted for dividends declared, book value per diluted common share increased by $1.11, or 2.2%, compared to March 31, 2023.
•Adjusted for dividends declared, book value per diluted common share increased by $5.11, or 10.7%, over the past twelve months.
•Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $58.01 at June 30, 2023, compared to $56.64 at March 31, 2023 and $55.82 at June 30, 2022.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Second Quarter Consolidated Underwriting Highlights2

•Gross premiums written increased by $171 million, or 8% ($194 million, or 9%, on a constant currency basis3), to $2.3 billion with an increase of $215 million, or 15% in the insurance segment, partially offset by a decrease of $44 million, or 7% in the reinsurance segment.
•Net premiums written increased by $130 million, or 10% ($152 million, or 12%, on a constant currency basis), to $1.4 billion with an increase of $152 million, or 17% in the insurance segment, partially offset by a decrease of $22 million, or 5% in the reinsurance segment.

	Three months ended June 30,
KEY RATIOS	2023	2022	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses[4]	56.1%	55.3%	0.8	pts
Catastrophe and weather-related losses ratio	2.6%	5.3%	(2.7	pts)
Current accident year loss ratio	58.7%	60.6%	(1.9	pts)
Prior year reserve development ratio	(0.5%)	(0.3%)	(0.2	pts)
Net losses and loss expenses ratio	58.2%	60.3%	(2.1	pts)
Acquisition cost ratio	20.0%	20.2%	(0.2	pts)
General and administrative expense ratio	13.3%	12.9%	0.4	pts
Combined ratio	91.5%	93.4%	(1.9	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	89.4%	88.4%	1.0	pts
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $32 million ($28 million, after-tax), (Insurance: $26 million; Reinsurance: $6 million), or 2.6 points, primarily attributable to Cyclone Gabrielle, and other U.S. weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $67 million, (Insurance: $28 million; Reinsurance: $39 million), or 5.3 points in 2022.
•Net favorable prior year reserve development was $6 million (Insurance: $3 million; Reinsurance: $4 million), compared to $4 million (Insurance: $3 million; Reinsurance: $1 million) in 2022.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures is provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
4 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Year to Date Consolidated Underwriting Highlights

•Gross premiums written decreased by $82 million, or 2% ($17 million, or 0.4%, on a constant currency basis), to $4.7 billion with a decrease of $385 million, or 20% in the reinsurance segment, partially offset by an increase of $303 million, or 11% in the insurance segment.
•Net premiums written decreased by $75 million, or 2% ($12 million, or 0.4%, on a constant currency basis), to $3.1 billion with a decrease of $265 million, or 19% in the reinsurance segment, partially offset by an increase of $190 million, or 11% in the insurance segment.

	Six months ended June 30,
KEY RATIOS	2023	2022	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses	56.0%	54.7%	1.3	pts
Catastrophe and weather-related losses ratio	2.8%	5.1%	(2.3	pts)
Current accident year loss ratio	58.8%	59.8%	(1.0	pts)
Prior year reserve development ratio	(0.4%)	(0.5%)	0.1	pts
Net losses and loss expenses ratio	58.4%	59.3%	(0.9	pts)
Acquisition cost ratio	19.4%	20.0%	(0.6	pts)
General and administrative expense ratio	13.4%	13.1%	0.3	pts
Combined ratio	91.2%	92.4%	(1.2	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.8%	87.8%	1.0	pts
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $70 million ($60 million, after-tax), (Insurance: $51 million; Reinsurance: $19 million), or 2.8 points, primarily attributable to Cyclone Gabrielle, the Earthquake in Turkey, New Zealand floods, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $127 million, (Insurance: $61 million; Reinsurance: $66 million), or 5.1 points, in 2022.
•Net favorable prior year reserve development was $10 million (Insurance: $4 million; Reinsurance: $7 million), compared to $13 million (Insurance: $10 million; Reinsurance: $3 million) in 2022.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Three months ended June 30,
($ in thousands)	2023	2022	Change
Gross premiums written	$1,684,150	$1,469,622	14.6%
Net premiums written	1,021,021	869,419	17.4%
Net premiums earned	842,751	768,724	9.6%
Underwriting income	114,653	93,816	22.2%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	51.5%	51.6%	(0.1	pts)
Catastrophe and weather-related losses ratio	3.1%	3.6%	(0.5	pts)
Current accident year loss ratio	54.6%	55.2%	(0.6	pts)
Prior year reserve development ratio	(0.3%)	(0.3%)	—	pts
Net losses and loss expenses ratio	54.3%	54.9%	(0.6	pts)
Acquisition cost ratio	18.6%	18.8%	(0.2	pts)
Underwriting-related general and administrative expense ratio	13.5%	14.1%	(0.6	pts)
Combined ratio	86.4%	87.8%	(1.4	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	83.6%	84.5%	(0.9	pts)
•Gross premiums written increased by $215 million, or 15%, primarily attributable to increases in property, marine and aviation, and liability lines due to favorable rate changes and new business, and accident and health lines due to new business, partially offset by a decrease in professional lines reflecting the reduction in activity in transactional liability business, together with an unattractive pricing environment for U.S. public D&O business.
•Net premiums written increased by $152 million, or 17% ($163 million, or 19%, on a constant currency basis), reflecting the increase in gross premiums written in the quarter, together with a decrease in premiums ceded in professional lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses was comparable to the same period in 2022, principally due to improved loss experience in property, and marine and aviation lines, together with changes in business mix associated with the decrease in professional lines business written in recent periods, being largely offset by higher year-over-year loss ratios in liability lines consistent with changes in loss assumptions reflected in recent periods.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $26 million, or 3.1 points, primarily attributable to U.S. weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance, were $28 million, or 3.6 points, in 2022.
•The underwriting-related general and administrative expense ratio decreased by 0.6 points mainly driven by an increase in net premiums earned, partially offset by increases in information technology costs and personnel costs.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Six months ended June 30,
($ in thousands)	2023	2022	Change
Gross premiums written	$3,099,762	$2,796,886	10.8%
Net premiums written	1,903,597	1,713,332	11.1%
Net premiums earned	1,659,206	1,521,539	9.0%
Underwriting income	218,007	188,209	15.8%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	51.8%	51.0%	0.8	pts
Catastrophe and weather-related losses ratio	3.1%	4.0%	(0.9	pts)
Current accident year loss ratio	54.9%	55.0%	(0.1	pts)
Prior year reserve development ratio	(0.2%)	(0.6%)	0.4	pts
Net losses and loss expenses ratio	54.7%	54.4%	0.3	pts
Acquisition cost ratio	18.3%	18.6%	(0.3	pts)
Underwriting-related general and administrative expense ratio	13.9%	14.7%	(0.8	pts)
Combined ratio	86.9%	87.7%	(0.8	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	84.0%	84.3%	(0.3	pts)
•Gross premiums written increased by $303 million, or 11% ($325 million, or 12%, on a constant currency basis), primarily attributable to increases in property, marine and aviation, liability, cyber, and credit and political risk lines due to favorable rate changes and new business, and accident and health lines due to new business, partially offset by a decrease in professional lines reflecting the reduction in activity in transactional liability business, together with an unattractive pricing environment for U.S. public D&O business.
•Net premiums written increased by $190 million, or 11% ($210 million, or 12%, on a constant currency basis), reflecting the increase in gross premiums written, together with a decrease in premiums ceded in professional lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $51 million, or 3.1 points, primarily attributable to the Earthquake in Turkey, Cyclone Gabrielle, New Zealand floods, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance, were $61 million, or 4.0 points, in 2022.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended June 30,
($ in thousands)	2023	2022	Change
Gross premiums written	$600,228	$643,861	(6.8%)
Net premiums written	425,336	447,428	(4.9%)
Net premiums earned	422,994	508,328	(16.8%)
Underwriting income	33,839	22,877	47.9%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	65.3%	60.9%	4.4	pts
Catastrophe and weather-related losses ratio	1.4%	7.7%	(6.3	pts)
Current accident year loss ratio	66.7%	68.6%	(1.9	pts)
Prior year reserve development ratio	(0.8%)	(0.2%)	(0.6	pts)
Net losses and loss expenses ratio	65.9%	68.4%	(2.5	pts)
Acquisition cost ratio	22.8%	22.2%	0.6	pts
Underwriting-related general and administrative expense ratio	4.6%	5.3%	(0.7	pts)
Combined ratio	93.3%	95.9%	(2.6	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	92.7%	88.4%	4.3	pts
•Gross premiums written decreased by $44 million, or 7% ($32 million, or 5%, on a constant currency basis). The decreases in catastrophe and property lines were associated with the exit from these lines of business in June 2022. Our ongoing specialty lines increased by 4%, primarily attributable to increases in credit and surety, agriculture, professional lines, and accident and health lines, partially offset by decreases in liability, and motor lines. The increases in credit and surety and professional lines were largely driven by new business attributable to select treaties with favorable risk profiles. The increase in agriculture lines was principally related to timing differences. The decrease in liability lines was primarily due to the decreased line size on a significant contract and non-renewals of U.S. regional multi-line business that included a high proportion of property exposures following the exit from catastrophe and property lines of business. The decrease in motor lines was due to non-renewals and a timing difference.
•Net premiums written decreased by $22 million, or 5% ($11 million, or 2%, on a constant currency basis), reflecting the decrease in gross premiums written in the quarter, partially offset by a decrease in premiums ceded in liability lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses, increased by 4.4 points principally due to elevated experience in engineering lines and changes in business mix due to the exit from catastrophe and property lines of business, partially offset by the increase in credit and surety lines of business written in the recent periods which carry a lower loss ratio.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $6 million, or 1.4 points, primarily attributable to Cyclone Gabrielle, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $39 million, or 7.7 points, in 2022.
•The acquisition cost ratio increased by 0.6 points, primarily related to changes in business mix associated with the exit from catastrophe and property lines of business, partially offset by the impact of retrocessional contracts.
•The underwriting-related general and administrative expense ratio decreased by 0.7 points, mainly driven by a decrease in personnel costs associated with the exit from catastrophe and property lines of business, partially offset by decreases in net premiums earned and fees related to arrangements with strategic capital partners.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Six months ended June 30,
($ in thousands)	2023	2022	Change
Gross premiums written	$1,566,592	$1,951,205	(19.7%)
Net premiums written	1,151,116	1,416,387	(18.7%)
Net premiums earned	836,738	1,013,758	(17.5%)
Underwriting income	69,850	67,278	3.8%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	64.2%	60.3%	3.9	pts
Catastrophe and weather-related losses ratio	2.3%	6.6%	(4.3	pts)
Current accident year loss ratio	66.5%	66.9%	(0.4	pts)
Prior year reserve development ratio	(0.8%)	(0.3%)	(0.5	pts)
Net losses and loss expenses ratio	65.7%	66.6%	(0.9	pts)
Acquisition cost ratio	21.5%	21.9%	(0.4	pts)
Underwriting-related general and administrative expense ratio	5.2%	5.7%	(0.5	pts)
Combined ratio	92.4%	94.2%	(1.8	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	90.9%	87.9%	3.0	pts
•Gross premiums written decreased by $385 million, or 20% ($342 million, or 18%, on a constant currency basis). The decreases in catastrophe and property lines were associated with the exit from these lines of business in June 2022. The decrease in marine and aviation lines was attributable to non-renewals of marine business and the exit from aviation business effective January 1, 2023. In our ongoing specialty lines, decreases in liability and accident and health lines were partially offset by increases in credit and surety, professional lines, and agriculture lines. The decrease in liability lines was primarily due to non-renewals of U.S. regional multi-line business that included a high proportion of property exposures and the decreased line size on a significant contract following the exit from catastrophe and property lines of business. The decrease in accident and health lines was due to premium adjustments and timing differences. The increases in credit and surety and professional lines were largely driven by new business attributable to select treaties with favorable risk profiles. The increase in agriculture lines was principally related to timing differences.
•Net premiums written decreased by $265 million, or 19% ($222 million, or 16%, on a constant currency basis), reflecting the decrease in gross premiums written, together with an increase in premiums ceded in accident and health lines, partially offset by a decrease in premiums ceded in liability lines.
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $19 million, or 2.3 points, primarily attributable to Cyclone Gabrielle, and other weather-related events. Comparatively, pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, were $66 million, or 6.6 points, in 2022.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

	Three months ended June 30,		Six months ended June 30,
($ in thousands)	2023	2022	2023	2022

Net investment income	$136,829	$92,214	$270,601	$183,569
Net investments losses	(24,370)	(173,263)	(44,558)	(267,771)
Change in net unrealized gains (losses) on fixed maturities(5)	(72,887)	(390,651)	140,034	(845,936)
Interest in income (loss) of equity method investments	2,100	1,050	(105)	12,600
Total	$41,672	$(470,650)	$365,972	$(917,538)

Average cash and investments(6)	$16,077,600	$15,863,410	$15,951,158	$16,066,338

Total return on average cash and investments, pre-tax:
Including investment related foreign exchange movements	0.3%	(3.0%)	2.3%	(5.7%)
Excluding investment related foreign exchange movements(7)	0.1%	(2.5%)	2.0%	(5.1%)

•Net investment income increased by $45 million, or 48%, in the quarter, compared to the second quarter of 2022, attributable to an increase in income from our fixed maturities portfolio due to increased yields.
•Net investment losses recognized in net income for the quarter included net unrealized gains of $17 million ($15 million excluding foreign exchange movements), attributable to an increase in the market value of our equity securities portfolio.
•Net unrealized losses, pre-tax of $73 million ($93 million excluding foreign exchange movements) were recognized in other comprehensive income (loss) in the quarter due to a decrease in the market value of our fixed maturities portfolio attributable to an increase in yields, compared to net unrealized losses, pre-tax of $391 million ($340 million excluding foreign exchange movements) recognized during the second quarter of 2022.
•Our fixed income portfolio book yield was 3.9% at June 30, 2023, compared to 2.4% at June 30, 2022 and 3.5% at December 31, 2022. The market yield was 5.9% at June 30, 2023.

5 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at period end less net unrealized gains (losses) at the prior period end.
6 The average cash and investments balance is calculated by taking the average of the period end fair value balances.
7 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $21 million and ($78) million for the three months ended June 30, 2023 and 2022, respectively and foreign exchange (losses) gains of $40 million and ($106) million for the six months ended June 30, 2023 and 2022, respectively.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

	June 30,	December 31,
($ in thousands)	2023	2022	Change
Total capital[8]	$6,333,967	$5,952,224	$381,743
•Total capital of $6.3 billion included $1.3 billion of debt and $550 million of preferred equity, compared to $6.0 billion at December 31, 2022, with the increase driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss) following an increase in the market value of our fixed maturities portfolio, partially offset by common share dividends declared.
•At June 30, 2023, we had $100 million of remaining authorization under our Board-authorized share repurchase program for common share repurchases through December 31, 2023.
Book Value per diluted common share

	June 30,	March 31,	June 30,
	2023	2023	2022
Book value per diluted common share[9]	$50.98	$50.31	$47.62
•Dividends declared were $0.44 per common share in the current quarter and $1.75 per common share over the past twelve months.

	Three months ended,		Twelve months ended,
	June 30, 2023		June 30, 2023
	Change	% Change	Change	% Change
Book value per diluted common share	$0.67	1.3%	$3.36	7.1%
Book value per diluted common share - adjusted for dividends declared	$1.11	2.2%	$5.11	10.7%
•Book value per diluted common share increased by $0.67 in the quarter, driven by net income, partially offset by net unrealized investment losses reported in accumulated other comprehensive income (loss), and common share dividends declared.
•Book value per diluted common share increased by $3.36 over the past twelve months, driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by common share dividends declared.
•Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $58.01.
•Adjusted for dividends declared, the book value per diluted common share increased by $1.11 for the quarter, and increased by $5.11 over the past twelve months.

8 Total capital represents the sum of total shareholders' equity and debt.
9 Calculated using the treasury stock method.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Wednesday, August 2, 2023 at 9:30 a.m. (EDT) to discuss the second quarter financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), or 1-412-902-6506 (international callers), and entering the passcode 2297226 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), or 1-412-317-0088 (international callers), and entering the passcode 4929718. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended June 30, 2023 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $5.0 billion at June 30, 2023, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and X Corp. (@AXIS_Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and X Corp.
LinkedIn: http://bit.ly/2kRYbZ5
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2023 (UNAUDITED) AND DECEMBER 31, 2022

	2023	2022

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$11,564,397	$11,326,894
Fixed maturities, held to maturity, at amortized cost	717,310	698,351
Equity securities, at fair value	596,692	485,253
Mortgage loans, held for investment, at fair value	609,274	627,437
Other investments, at fair value	970,079	996,751
Equity method investments	148,183	148,288
Short-term investments, at fair value	46,282	70,310
Total investments	14,652,217	14,353,284
Cash and cash equivalents	1,173,925	751,415
Restricted cash and cash equivalents	344,345	423,238
Accrued interest receivable	100,915	94,418
Insurance and reinsurance premium balances receivable	3,371,439	2,733,464
Reinsurance recoverable on unpaid losses and loss expenses	5,865,609	5,831,172
Reinsurance recoverable on paid losses and loss expenses	572,757	539,676
Deferred acquisition costs	586,085	473,569
Prepaid reinsurance premiums	1,767,474	1,550,370
Receivable for investments sold	22,102	16,052
Goodwill	100,801	100,801
Intangible assets	192,342	197,800
Operating lease right-of-use assets	108,511	92,214
Other assets	457,171	438,338
Total assets	$29,315,693	$27,595,811

Liabilities
Reserve for losses and loss expenses	$15,419,498	$15,168,863
Unearned premiums	5,139,177	4,361,447
Insurance and reinsurance balances payable	1,783,610	1,522,764
Debt	1,313,006	1,312,314
Federal Home Loan Bank advances	85,790	81,388
Payable for investments purchased	81,835	19,693
Operating lease liabilities	121,922	102,577
Other liabilities	349,894	386,855
Total liabilities	24,294,732	22,955,901

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,361,185	2,366,253
Accumulated other comprehensive income (loss)	(630,509)	(760,300)
Retained earnings	6,485,901	6,247,022
Treasury shares, at cost	(3,747,822)	(3,765,271)
Total shareholders' equity	5,020,961	4,639,910

Total liabilities and shareholders' equity	$29,315,693	$27,595,811

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	Three months ended		Six months ended
	2023	2022	2023	2022

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,265,745	$1,277,052	$2,495,944	$2,535,297
Net investment income	136,829	92,214	270,601	183,569
Net investment gains (losses)	(24,370)	(173,263)	(44,558)	(267,771)
Other insurance related income	5,524	2,213	6,100	8,906
Total revenues	1,383,728	1,198,216	2,728,087	2,460,001

Expenses
Net losses and loss expenses	736,257	769,587	1,456,899	1,502,285
Acquisition costs	253,265	257,582	483,638	505,932
General and administrative expenses	168,503	165,586	335,314	334,627
Foreign exchange losses (gains)	30,104	(57,000)	38,814	(101,274)
Interest expense and financing costs	16,738	15,241	33,632	30,805
Reorganization expenses	—	15,728	—	15,728
Amortization of intangible assets	2,729	2,729	5,458	5,458
Total expenses	1,207,596	1,169,453	2,353,755	2,293,561

Income before income taxes and interest in income (loss) of equity method investments	176,132	28,763	374,332	166,440
Income tax (expense) benefit	(27,558)	4,965	(43,454)	4,942
Interest in income (loss) of equity method investments	2,100	1,050	(105)	12,600
Net income	150,674	34,778	330,773	183,982
Preferred share dividends	7,563	7,563	15,125	15,125
Net income available to common shareholders	$143,111	$27,215	$315,648	$168,857

Per share data
Earnings per common share:
Earnings per common share	$1.68	$0.32	$3.71	$1.98
Earnings per diluted common share	$1.67	$0.32	$3.68	$1.97
Weighted average common shares outstanding	85,207	85,173	85,036	85,068
Weighted average diluted common shares outstanding	85,812	85,843	85,833	85,826
Cash dividends declared per common share	$0.44	$0.43	$0.88	$0.86

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 2023 AND 2022

	2023			2022
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,684,150	$600,228	$2,284,378	$1,469,622	$643,861	$2,113,483
Net premiums written	1,021,021	425,336	1,446,357	869,419	447,428	1,316,847
Net premiums earned	842,751	422,994	1,265,745	768,724	508,328	1,277,052
Other insurance related income	58	5,466	5,524	237	1,976	2,213
Net losses and loss expenses	(457,650)	(278,607)	(736,257)	(421,836)	(347,751)	(769,587)
Acquisition costs	(156,972)	(96,293)	(253,265)	(144,732)	(112,850)	(257,582)
Underwriting-related general and
administrative expenses(10)	(113,534)	(19,721)	(133,255)	(108,577)	(26,826)	(135,403)
Underwriting income(11)	$114,653	$33,839	148,492	$93,816	$22,877	116,693

Net investment income			136,829			92,214
Net investment gains (losses)			(24,370)			(173,263)
Corporate expenses(10)			(35,248)			(30,183)
Foreign exchange (losses) gains			(30,104)			57,000
Interest expense and financing costs			(16,738)			(15,241)
Reorganization expenses			—			(15,728)
Amortization of intangible assets			(2,729)			(2,729)
Income before income taxes and interest in income of equity method investments			176,132			28,763
Income tax (expense) benefit			(27,558)			4,965
Interest in income of equity method investments			2,100			1,050
Net income			150,674			34,778
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$143,111			$27,215

Net losses and loss expenses ratio	54.3%	65.9%	58.2%	54.9%	68.4%	60.3%
Acquisition cost ratio	18.6%	22.8%	20.0%	18.8%	22.2%	20.2%
General and administrative expense ratio	13.5%	4.6%	13.3%	14.1%	5.3%	12.9%
Combined ratio	86.4%	93.3%	91.5%	87.8%	95.9%	93.4%

10 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $35 million and $30 million for the three months ended June 30, 2023 and 2022, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
11 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	2023			2022
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$3,099,762	$1,566,592	$4,666,354	$2,796,886	$1,951,205	$4,748,091
Net premiums written	1,903,597	1,151,116	3,054,713	1,713,332	1,416,387	3,129,719
Net premiums earned	1,659,206	836,738	2,495,944	1,521,539	1,013,758	2,535,297
Other insurance related income	112	5,988	6,100	319	8,587	8,906
Net losses and loss expenses	(907,117)	(549,782)	(1,456,899)	(827,579)	(674,706)	(1,502,285)
Acquisition costs	(304,030)	(179,608)	(483,638)	(283,543)	(222,389)	(505,932)
Underwriting-related general and
administrative expenses(12)	(230,164)	(43,486)	(273,650)	(222,527)	(57,972)	(280,499)
Underwriting income(13)	$218,007	$69,850	287,857	$188,209	$67,278	255,487

Net investment income			270,601			183,569
Net investment gains (losses)			(44,558)			(267,771)
Corporate expenses(12)			(61,664)			(54,128)
Foreign exchange (losses) gains			(38,814)			101,274
Interest expense and financing costs			(33,632)			(30,805)
Reorganization expenses			—			(15,728)
Amortization of intangible assets			(5,458)			(5,458)
Income before income taxes and interest in income (loss) of equity method investments			374,332			166,440
Income tax (expense) benefit			(43,454)			4,942
Interest in income (loss) of equity method investments			(105)			12,600
Net Income			330,773			183,982
Preferred share dividends			15,125			15,125
Net income available to common shareholders			$315,648			$168,857

Net losses and loss expenses ratio	54.7%	65.7%	58.4%	54.4%	66.6%	59.3%
Acquisition cost ratio	18.3%	21.5%	19.4%	18.6%	21.9%	20.0%
General and administrative expense ratio	13.9%	5.2%	13.4%	14.7%	5.7%	13.1%
Combined ratio	86.9%	92.4%	91.2%	87.7%	94.2%	92.4%

12Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $62 million and $54 million for the six months ended June 30, 2023 and 2022, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
13Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022

	Three months ended		Six months ended
	2023	2022	2023	2022
	(in thousands, except per share amounts)

Net income available to common shareholders	$143,111	$27,215	$315,648	$168,857
Net investment (gains) losses (14)	24,370	173,263	44,558	267,771
Foreign exchange losses (gains)(15)	30,104	(57,000)	38,814	(101,274)
Reorganization expenses(16)	—	15,728	—	15,728
Interest in (income) loss of equity method investments(17)	(2,100)	(1,050)	105	(12,600)
Income tax benefit	(4,308)	(9,165)	(7,893)	(9,663)
Operating income	$191,177	$148,991	$391,232	$328,819

Earnings per diluted common share	$1.67	$0.32	$3.68	$1.97
Net investment (gains) losses	0.28	2.02	0.52	3.12
Foreign exchange losses (gains)	0.35	(0.66)	0.45	(1.18)
Reorganization expenses	—	0.18	—	0.18
Interest in (income) loss of equity method investments	(0.02)	(0.01)	—	(0.15)
Income tax benefit	(0.05)	(0.11)	(0.09)	(0.11)
Operating income per diluted common share	$2.23	$1.74	$4.56	$3.83

Weighted average diluted common shares outstanding	85,812	85,843	85,833	85,826

Average common shareholders' equity	$4,440,595	$4,361,586	$4,280,436	$4,506,644

Annualized return on average common equity	12.9%	2.5%	14.7%	7.5%

Annualized operating return on average common equity(18)	17.2%	13.7%	18.3%	14.6%

14 Tax expense (benefit) of ($2,352) and ($19,598) for the three months ended June 30, 2023 and 2022, respectively, and ($3,880) and ($32,912) for the six months ended June 30, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
15 Tax expense (benefit) of ($1,956) and $12,132 for the three months ended June 30, 2023 and 2022, respectively, and ($4,013) and $24,948 for the six months ended June 30, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
16 Tax expense (benefit) of $nil and ($1,699) for the three months ended June 30, 2023 and 2022, respectively, and $nil and ($1,699) for the six months ended June 30, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
17 Tax expense (benefit) of $nil for the three and six months ended June 30, 2023 and 2022, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
18 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure, is presented above, and a discussion of the rationale for its presentation is provided later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for catastrophes and other weather-related losses including losses related to the COVID-19 pandemic, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives including our exit from catastrophe and property reinsurance lines of business, our expectations regarding pricing and other market and economic conditions including the liquidity of financial markets, developments in the commercial real estate market, inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

Insurance Risk
•the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change and the potential for inherently unpredictable losses from man-made catastrophes, such as cyber-attacks;
•the effects of emerging claims, systemic risks, and coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions;
•actual claims exceeding reserves for losses and loss expenses;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•the adverse impact of inflation;
•the failure of any of the loss limitation methods we employ;
•the failure of our cedants to adequately evaluate risks;

Strategic Risk
•losses from war including losses related to the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•changes in the political environment of certain countries in which we operate or underwrite business, including the United Kingdom's withdrawal from the European Union;
•the loss of business provided to us by major brokers;
•a decline in our ratings with rating agencies;
•the loss of one or more of our key executives;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;

COVID-19
•the adverse impact of the ongoing COVID-19 pandemic on our business, results of operations, financial condition, and liquidity;

Credit and Market Risk
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the failure of our policyholders or intermediaries to pay premiums;
•general economic, capital and credit market conditions, including banking and commercial real estate sector instability, financial market illiquidity and fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates;
•breaches by third parties in our program business of their obligations to us;

Liquidity Risk
•the inability to access sufficient cash to meet our obligations when they are due;

Operational Risk
•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•difficulties with technology and/or data security;

Regulatory Risk
•changes in governmental regulations and potential government intervention in our industry;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•inadvertent failure to comply with certain laws and regulations relating to sanctions, foreign corrupt practices, data protection and privacy; and

Risks Related to Taxation
•changes in tax laws.

Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments recognized in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income (loss).

Reorganization expenses include compensation-related costs and software asset impairments mainly attributable to our exit from catastrophe and property reinsurance lines of business, part of an overall approach to reduce our exposure to volatile catastrophe risk, which was announced in June 2022. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments recognized in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses include compensation-related costs and software asset impairments mainly attributable to our exit from catastrophe and property reinsurance lines of business, part of an overall approach to reduce our exposure to volatile catastrophe risk, which was announced in June 2022. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments in order to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movements
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com